EXHIBIT 11


                            COPIES OF THE


              INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S

                               OPINION

                                 AND

                        STATEMENT OF CONSENT

                   REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of
Directors of Greenspring Fund, Incorporated


   We have audited the accompanying statement of assets and liabilities of Greenspring Fund, Incorporated, including the schedule of portfolio of investments, as of December 31, 1997, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended and the financial highlights for the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Greenspring Fund, Incorporated as of December 31, 1997, the results of its operations, the changes in its net assets and the financial highlights for the periods stated in the first paragraph, in conformity with generally accepted accounting principles.


                                         COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
January 30, 1998


                  CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Greenspring Fund, Incorporated

   We consent to the incorporation by reference in Post-Effective
Amendment No. 20 to the Registration Statement of Greenspring Fund, Incorporated on Form N-1A (Files Nos. 2-81956 and 811-3627) of our report dated January 30, 1998, on our audit of the Fund's financial statements and financial highlights, which report is included in the Fund's Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights Table" in the Prospectus.


/s/Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

Baltimore, MD
February 27, 1998